Exhibit 23.2
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We hereby consent to the incorporation by reference in this Registration Statement on Form F-3 of our report dated May 17, 2007 relating to the financial statements, which appears in FreeSeas Inc. and its subsidiaries’ Annual Report on Form 20-F for the year ended December 31, 2006. We also consent to the references to us under the headings “Experts” in such Registration Statement.
/s/ PricewaterhouseCoopers
PricewaterhouseCoopers S.A.
Athens, Greece
August 2, 2007